EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Registration Statement No. 333-264642 on Form S-3 and Registration Statement Nos. 333-113887 and 333-272263 on Form S-8 of our report dated March 6, 2025, relating to the financial statements of Tejon Ranch Co. appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ DELOITTE & TOUCHE LLP
Los Angeles, California
March 6, 2025